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                                  Exhibit 99.1



                                        5

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                          AGREEMENT AND PLAN OF MERGER

         THIS AGREEMENT AND PLAN OF MERGER dated as of October 3, 1997 (the "Agreement"), among NORTH CAROLINA RAILROAD COMPANY, a North Carolina corporation (the "Company"), THE NORTH CAROLINA DEPARTMENT OF TRANSPORTATION (the "DOT") and BEAUFORT AND MOREHEAD RAILROAD COMPANY, a North Carolina corporation and a wholly owned subsidiary of the DOT (the "B&M"). The Company and B&M are hereinafter sometimes collectively referred to as the "Constituent Corporations."

                                    RECITALS

         WHEREAS, the Board of Directors of the Company (the "Board of Directors") and the Special Committee (the "Special Committee") of the Board of Directors have each considered the proposed merger of B&M with and into the Company upon the terms set forth in this Agreement; the Special Committee has adopted resolutions recommending to the Board of Directors the approval of this Agreement and the transactions contemplated hereby; and the Board of Directors has adopted resolutions approving this Agreement and the transactions contemplated hereby;

         WHEREAS, the Board of Directors of B&M and the DOT, as the sole shareholder of B&M, have determined that the merger of B&M with and into the Company upon the terms set forth in this Agreement would be fair to and in the best interests of the shareholders of B&M, and such Board of Directors and sole shareholder have adopted resolutions approving this Agreement and the transactions contemplated hereby;

         WHEREAS, the Company, B&M, and the DOT desire to make certain representations, warranties, covenants and agreements in connection with the proposed merger of B&M with and into the Company and desire to prescribe various conditions to such merger; and

         WHEREAS, the Special Committee has recommended that the Board of Directors in turn recommend that the shareholders of the Company adopt and authorize this Agreement and the transactions contemplated hereby, and the Board of Directors has resolved so to recommend such shareholder adoption and authorization.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, agreements, and conditions contained herein, the parties hereto, for themselves, their successors, and assigns, agree as follows:

                                    ARTICLE I

                                   THE MERGER

         Section 1.1 The Merger. (a) In accordance with the provisions of this Agreement and the North Carolina Business Corporation Act ("North Carolina Corporate Law"), at the Effective Time (as defined in Section 1.5), B&M shall be merged with and into the Company (the

"Merger"), and the Company shall be the surviving corporation (hereinafter sometimes called the "Surviving Corporation") and shall continue its corporate existence under North Carolina Corporate Law. The name of the Surviving Corporation shall be "North Carolina Railroad Company." At the Effective Time, the separate existence of B&M shall cease.

         (b) The Merger shall have the effects set forth in Section 55-11-06 of North Carolina Corporate Law. Without limiting the generality of the foregoing, and subject thereto, the Surviving Corporation shall possess all the rights, properties, privileges, immunities, powers, and purposes of each of the Constituent Corporations and shall by operation of law assume and be liable for all the liabilities, obligations and penalties of each of the Constituent Corporations.

         Section 1.2 Charter and Bylaws. (a) At the Effective Time, the Charter of the Company, as in effect immediately prior to the Effective Time, shall be the Charter of the Surviving Corporation following the Merger, until thereafter further amended as provided therein and under North Carolina Corporate Law.

         (b) The bylaws of the Company as in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation until thereafter amended as provided by North Carolina Corporate Law, the Charter of the Surviving Corporation and such bylaws.

         Section 1.3 Directors and Officers. The directors of the Company immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the Charter and bylaws of the Surviving Corporation, and the President, Executive Vice President, Secretary and Treasurer of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly elected or appointed and qualified.

         Section 1.4 Shareholders' Meeting. The Company will take all action necessary in accordance with and subject to applicable law and its Charter and bylaws to convene a meeting of its shareholders (the "Shareholders' Meeting") as soon as practicable after the date of this Agreement to consider and vote upon the adoption and authorization of this Agreement. Subject to the fiduciary duties of the Board of Directors to the shareholders of the Company, the Company, through its Board of Directors, shall recommend to its shareholders adoption and authorization of this Agreement and the transactions contemplated hereby and shall use all reasonable efforts to obtain adoption and authorization of this Agreement and the Merger by the shareholders of the Company.

         Section 1.5 Effective Time. The Merger shall become effective on the date and at the time of filing of articles of merger, in the form required by and executed in accordance with North Carolina Corporate Law, with the Secretary of State of the State of North Carolina in accordance with the provisions of
Section 55-11-05 of North Carolina Corporate Law (the "Articles of Merger") or at such other time as may be specified in the Articles of Merger. The date and time when the Merger shall become effective is herein referred to as the "Effective Time."


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         Section 1.6 Required Filings. At the Closing (as defined in Section
9.1), the DOT, B&M and the Company shall cause (i) the Articles of Merger to be executed and filed with the Secretary of State of the State of North Carolina and (ii) a certificate as specified in Section 47- 18.1 of the General Statutes of North Carolina to be recorded in the office of the register of deeds of each county in which B&M owns real estate, if any, in each case as provided in North Carolina Corporate Law, and shall take any and all other lawful actions and do any and all other lawful things to cause the Merger to become effective.

         Section 1.7 Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments, assurances or any other actions or things are necessary or desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation its right, title or interest in, to or under any of the rights, properties or assets of either of the Constituent Corporations acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger or otherwise to carry out this Agreement, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of each of the Constituent Corporations or otherwise, all such deeds, bills of sale, assignments and assurances and to take and do, in the name and on behalf of each of the Constituent Corporations or otherwise, all such other actions and things as may be necessary or desirable to vest, perfect or confirm any and all right, title and interest in, to and under such rights, properties or assets in the Surviving Corporation or otherwise to carry out this Agreement.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

         Section 2.1 Shares. (a) All shares of the Company's common stock, par value $.50 per share (the "Shares"), issued and outstanding immediately prior to the Effective Time, other than Canceled Shares as defined in subsection (c) hereof and Dissenting Shares as defined in Section 2.2 hereof, shall be referred to herein as the "Converted Shares." By virtue of the Merger and without any action on the part of the holder thereof, each Converted Share shall be canceled and converted at the Effective Time into the right to receive Sixty-six Dollars ($66.00) in cash (the "Merger Consideration") payable to the holder thereof, without interest, upon surrender of the certificate evidencing such Converted Share in the manner provided in Section 2.4.

         (b) All Shares (including Dissenting Shares and Canceled Shares), by virtue of the Merger and without any action on the part of the holders thereof, shall at the Effective Time no longer be outstanding and shall be canceled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall thereafter cease to have any rights with respect to such Shares, except, in the case of Converted Shares, the right to receive the Merger Consideration for such Shares upon the surrender of such certificate in accordance with Section 2.4, and, in the case of Dissenting Shares, the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Sections 55-13- 01 et. seq. of North Carolina Corporate Law.


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         (c) Notwithstanding anything contained in this Section to the contrary, each Share held in the treasury of the Company and each such Share owned by B&M or the State of North Carolina (including shares held by the State of North Carolina as a result of the escheat laws of such State) immediately prior to the Effective Time ("Canceled Shares") shall be canceled without any conversion thereof and no payment shall be made with respect thereto.

         Section 2.2 Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, Shares that are outstanding immediately prior to the Effective Time and that are held by shareholders who shall not have voted in favor of the Merger and who otherwise shall have properly exercised their rights for appraisal of such Shares in the manner provided in Sections 55- 13-01 et. seq. of North Carolina Corporate Law ("Dissenting Shares") shall not be converted into or be exchangeable for the right to receive the Merger Consideration, but the holders thereof shall be entitled to payment of the appraised value of such Dissenting Shares in accordance with the provisions of Sections 55-13-01 et. seq. of North Carolina Corporate Law; provided, however, that if any such shareholder shall withdraw his demand, for appraisal or shall fail to perfect his appraisal rights in accordance with the North Carolina Corporate Law, such Shares shall thereupon be deemed to have been converted into and to have become exchangeable for, as of the Effective Time, the right to receive the Merger Consideration, without any interest thereon (and such Shares shall not, for purposes hereof, then be deemed to be Dissenting Shares). The Surviving Corporation shall pay to a holder of Dissenting Shares who subsequently fails to perfect or otherwise withdraws such holder's claim for appraisal rights as provided above, against surrender of the certificate representing such Shares in accordance with Section 2.4, the Merger Consideration payable with respect to such Shares.

         Section 2.3 B&M Stock. By virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time each share of the capital stock of B&M issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid, and non-assessable corresponding share of capital stock of the Surviving Corporation.

         Section 2.4 Exchange of Shares. (a) At or prior to the Closing Date (as defined in Section 9.1), the Company shall designate a bank or trust company reasonably acceptable to the DOT and B&M to serve as exchange agent (the "Exchange Agent") for the Converted Shares. As soon as reasonably practicable at or after the Effective Time, the DOT shall deposit, or shall cause to be deposited, with the Exchange Agent for the benefit of the holders of certificates (the "Certificates") that represented Converted Shares immediately prior to the Effective Time, immediately available funds in United States dollars in an amount that equals the aggregate Merger Consideration. Such funds (the "Payment Fund") shall be invested by the Exchange Agent as directed by the DOT in obligations of or guarantees by the United States of America, in commercial paper obligations rated A-l or P-l or better by Moody's Investor Services, Inc. or Standard & Poor's Corporation, respectively, or in certificates of deposit, bank repurchase agreements, or bankers acceptances of commercial banks with capital exceeding $500 million; provided, however, that in the event that the Payment Fund shall realize a loss on any such investment, the Surviving Corporation or DOT shall promptly thereafter deposit in such Payment

Fund cash in an amount sufficient to enable such Payment Fund to satisfy all remaining obligations originally contemplated to be paid out of such Payment Fund.

         (b) Promptly after the Effective Time (but in no event more than two days thereafter), the Surviving Corporation shall instruct the Exchange Agent to mail to each record holder, as of the Effective Time, of an outstanding Certificate a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon proper delivery of the Certificates to the Exchange Agent) and instructions for use in effecting the surrender of the Certificates for payment therefor. The form of letter of transmittal shall be subject to approval by the Company prior to the Effective Time. Upon surrender to the Exchange Agent of a Certificate, together with such letter of transmittal duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the amount of cash that such holder has the right to receive under this Article, and such Certificate shall forthwith be canceled. If payment (or any portion thereof) is to be made to a person other than the person in whose name the Certificate surrendered is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such payment shall pay to the Exchange Agent any transfer or other taxes or indemnity bond fee required by reason of the payment to a person other than the registered holder of the Certificate surrendered or such person shall establish to the satisfaction of the Exchange Agent that such tax or fee has been paid or is not applicable. Until surrendered in accordance with the provisions of this Section, each Certificate shall represent, for all purposes, the right to receive the Merger Consideration in respect of the number of Converted Shares previously evidenced by such Certificate, without any interest thereon.

         (c) From and after the Effective Time there shall be no transfers on the stock transfer books of the Surviving Corporation of the Converted Shares. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be canceled and exchanged as provided in this Article.

         (d) At any time following the date one year after the Effective Time, the Surviving Corporation shall be entitled to require the Exchange Agent to deliver to it any funds (including any interest received with respect thereto) that have been made available to the Exchange Agent and that have not been disbursed to holders of Certificates and, thereafter, such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates. Notwithstanding the foregoing, neither the Surviving Corporation nor the Exchange Agent shall be liable to any holder of a Certificate for the Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

         Section 2.5 Reservation of Right to Revise Transaction; Further Actions. (a) Subject to approval by the Company, which shall not be unreasonably denied, the DOT may at any time change the method of effecting the acquisition of the Company by the DOT if and to the extent that it deems such a change to be reasonably desirable; provided, however, that no such change shall (A) alter or change the amount or the kind of the consideration to be received by the holders of Converted Shares as provided for in this Agreement; (B) unfavorably change the tax consequences to the holders of the Converted Shares compared to the Merger; (C) cause a delay in the consummation of the transactions contemplated by this Agreement; and, further provided that such modified structure results in the DOT or the State of North Carolina owning directly or indirectly all of the Common Stock of the Company (or in the case of a modification to the structure resulting in the Company merging into a successor, all of the Common Stock of such successor to the Company). Without limiting the foregoing, the parties expressly agree that at the request of the DOT, the parties will use their best efforts take steps necessary or desirable to allow for the Surviving Corporation to remain eligible as a Real Estate Investment Trust ("REIT") including the authorization of a series of non-voting preferred stock of the Company, the Surviving Corporation and/or the B&M and the issuance thereof to sufficient holders as to allow for the preservation of such REIT status. In the event complying with this provision requires any expenditures prior to the Closing, the Company shall not be obligated to take such action unless the DOT or B&M pay such expenses in advance.

         (b) To facilitate the Merger and the acquisition, the Company will execute such additional agreements and documents and take such other actions as the DOT and the Company reasonably determine necessary or appropriate.

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF THE DOT AND B&M

         The DOT and B&M represent and warrant to the Company as follows:

         Section 3.1 Organization. B&M is a corporation duly organized, validly existing and in good standing under the laws of the state of its incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. B&M is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of B&M.

         Section 3.2 Authority Relative to This Agreement. Subject to approval or ratification by North Carolina Council of State if required by N.C.G.S. ss. 124-5, each of the DOT and B&M has the requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. Subject to approval or ratification by North Carolina Council of State, the execution and delivery of this Agreement by B&M and the consummation by it of the transactions contemplated hereby have been duly and validly authorized and approved by the Board of Directors of B&M and by the shareholder B&M, and no other corporate proceedings on the part of B&M are necessary to authorize this Agreement or the consummation by it of the transactions contemplated hereby except as set forth in Section 6.3 hereof. This Agreement has been duly and validly executed and delivered by each of the DOT and B&M and, assuming this Agreement constitutes a legal, valid and binding agreement of the Company, this

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Agreement constitutes a legal, valid and binding agreement of each of the DOT and B&M, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

         Section 3.3 Broker's Fees. Except for the engagement of NationsBanc Capital Markets, Inc., the fees and expenses of which engagement will be paid by the DOT, neither the DOT nor B&M, has employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, finder's or financial advisory fees in connection with the transactions contemplated hereby.

         Section 3.4 Proxy Statement. None of the information to be supplied by or through the DOT or B&M for inclusion or incorporation by reference in (i) the final proxy statement on Schedule 14A, including any amendments or supplements thereto (the "Proxy Statement"), to be delivered to the Company's shareholders, or (ii) any other filings required to be made by the Company, the DOT or B&M under the Securities Exchange act of 1934, as amended (the "Exchange Act"), the Securities Act of 1933, as amended (the "Securities Act") or any other state or federal securities laws (including without limitation a filing on Schedule 13E-3, if required) in connection with the Merger or the transactions contemplated by this Agreement ("Other Filings") will, at the respective times that the Proxy Statement or any Other Filings and any amendments or supplements thereto are filed with the Securities and Exchange Commission ("SEC"), at the time any amendment or supplement thereto is mailed to the Company's shareholders, and at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

                                   ARTICLE IV

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         The Company represents and warrants to each of the DOT and B&M as follows:

         Section 4.1 Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is incorporated and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in North Carolina, which is the only jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed or in good standing would not reasonably be expected to have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means any change or effect that would be materially adverse to the business, operations, assets, condition (financial or otherwise) or results

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of operations of the Company or that would materially impair the ability of the
Company to perform its obligations hereunder.

         Section 4.2 Authority Relative to this Agreement. The Company has the requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby, subject to the approval of the Merger and the adoption and authorization of this Agreement by the shareholders of the Company in accordance with North Carolina Corporate Law. The execution and delivery of this Agreement by the Company, and the consummation by the Company of the transactions contemplated hereby, have been duly and validly authorized and approved by the Board of Directors and except for the adoption and authorization of this Agreement by the shareholders of the Company in accordance with North Carolina Corporate Law, no other corporate proceedings on the part of the Company are necessary to authorize the transactions contemplated hereby except as set forth in Section 6.3 hereof. This Agreement has been duly and validly executed and delivered by the Company, and assuming this Agreement constitutes a legal, valid and binding agreement of each of the DOT and B&M, this Agreement constitutes a legal, valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights and remedies generally, general equitable principles (whether considered in a proceeding at law or in equity) and an implied covenant of good faith and fair dealing.

         Section 4.3 SEC Documents; Financial Statements. (a) The Company has filed all documents required by law to be filed by it with the SEC under the Securities Act or the Exchange Act since April 1, 1995 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with the requirements of the Securities Act or Exchange Act, as the case may be, and applicable rules and regulations promulgated by the SEC thereunder, and none of the SEC Documents, at the time they were filed (or at the effective date thereof in the case of registration statements) contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

         (b) Except as set forth in the SEC Documents, or press releases of the Company since April 1, 1995, copies of which have been made available to the DOT, (the "Press Releases"), the balance sheets of the Company, and the related statements of operations and cash flows, including the footnotes thereto, included in the SEC Documents, fairly present the consolidated financial position of the Company as of the respective dates thereof and the consolidated results of operations and cash flows, as the case may be, of the Company and its subsidiaries for the periods set forth therein (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments), all in accordance with generally accepted accounting principles ("GAAP") consistently applied during the periods involved, except as may be noted therein.

         (c) Except as disclosed in the SEC Documents (including, without limitation, the financial statements therein) filed, or the Press Releases, there are no liabilities or obligations, accrued, absolute, contingent or threatened, and whether due or to become due, which would be required

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to be reflected in a balance sheet or in the notes thereto prepared in accordance with GAAP ("Liabilities"), other than Liabilities that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and other than Liabilities incurred in the ordinary course of business.

         Section 4.4 Absence of Certain Changes. Except as disclosed in the SEC Documents or the Press Releases, since April 1, 1995, the Company has conducted its business only in, and has not engaged in any material transaction other than in the ordinary and usual course of such business and there has not been (i) any material adverse change in the financial condition, business or results of operations of the Company taken as a whole; (ii) any declaration, setting aside or payment of any dividend or other distribution with respect to the capital stock of the Company; or (iii) any change by the Company in accounting principles, practices or methods.

         Section 4.5 Investment Bankers and Finders. Except for the engagement of Credit Suisse First Boston Corporation ("CSFB") and Morgan Stanley & Co. Incorporated pursuant to engagement letters, copies of which have previously been delivered to the DOT and its consultants, advisers, or legal counsel, the fees and expenses of which engagements will be paid by the Company, the Company has not employed any broker, finder or financial advisor or incurred any liability for any broker's fees, commissions, finders' or financial advisory fees in connection with the transactions contemplated hereby. No amendment has been or shall be made to the Company's agreement with CSFB that would increase the amount of fees or other compensation required thereunder.

         Section 4.6 Proxy Statement. None of the information to be supplied by or through the Company for inclusion or incorporation by reference in the Proxy Statement or Other Filings will, at the respective times that the Proxy Statement to be delivered to the Company's shareholders or any Other Filings are filed with the SEC, at the time any amendment or supplement thereto is mailed to the Company's shareholders, and at the time of the Shareholders' Meeting, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading.

         Section 4.7       Tax Reports.

                  (a) All reports and returns with respect to Taxes (as defined below) that are or have been required to be filed by or with respect to the Company (collectively, the "Company's Tax Returns"), including without limitation the federal income tax returns of the Company (the "Company's Federal Income Tax Returns") have been duly filed, or requests for extensions have been timely filed and have not expired, and such Company's Tax Returns were true, complete and accurate in all material respects.

                  (b) All taxes (which shall include (i) federal and (ii) material state, local or foreign income, gross receipts, windfall profits, severance, property, production, sales, use, license, customs, import, export, excise, franchise, employment, withholding or similar taxes, duties or governmental charges, together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or penalties, collectively "Taxes") shown to be due on the Company's Tax Returns have been paid in full to the best of the Company's information. B&M and DOT acknowledge that certain property and other taxes have been represented to have been paid by Norfolk Southern Railway Company (or its affiliates) and not independently verified by the Company.

                  (c) The Company's Federal Income Tax Returns have been examined by the Internal Revenue Service ("I.R.S.") or the period of assessment of the Taxes in respect of which such Company's Federal Tax Returns were required to be filed has expired, and all Taxes due with respect to completed and settled examinations have been paid in full through the taxable year of the Company ended December 31, 1993, except that the I.R.S. has claimed an additional $56,000 tax liability with respect to the Company's 1994 Federal Income Tax Return (the "1994 Claim"). The Company has appealed such claim through the I.R.S. administrative appeals process, and such appeal is still pending. The 1994 Claim is subject to adjustment by the I.R.S. during the course of the administrative appeals. Other than the 1994 claim, no issues have been raised by the relevant taxing authority in connection with the examination of any of the Company's Federal Tax Returns that are reasonably likely to result in a determination that would have a Material Adverse Effect, and no waivers of statutes of limitations have been given by or requested with respect to any liability of the Company for Taxes.

         Section 4.8 Capitalization. The authorized capital stock of the Company consists of 10,000,000 Shares. As of the close of business on the date of this Agreement, there were 4,283,470 Shares issued and outstanding, there were no options, warrants, calls, subscriptions, or other rights or other agreements or commitments obligating the Company to issue, transfer or sell any shares of capital stock of the Company or any other securities convertible into or evidencing the right to subscribe for any such shares or obligating the Company to grant, extend or enter into any such option, warrant, call, subscription, right or agreement. All issued and outstanding Shares are duly authorized and validly issued, fully paid, non-assessable.

         Section 4.9 Opinion of the Special Committee's Financial Advisor. The Special Committee has received the opinion of CSFB, financial advisor to the Special Committee, to the effect that, as of the date of this Agreement, the Merger Consideration is fair, from a financial point of view, to the holders of Converted Shares (other than the DOT and its affiliates).

                                    ARTICLE V

                                    COVENANTS

         Section 5.1 Conduct of Business of the Company. Except (i) as disclosed in the SEC Documents or the Press Releases, or (ii) as specifically and expressly permitted by this Agreement (including the matters set forth in Section 5.2) or (iii) as expressly agreed to in writing by the DOT, during the period from the date of this Agreement to the Effective Time, the Company will not, without the prior written consent of the Secretary of the DOT:

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                  (a) amend its Charter or bylaws (or equivalent organizational documents);

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any shares of its capital stock or any options, warrants, calls, subscriptions or other securities or rights convertible or exchangeable into, exercisable for or evidencing the right to subscribe for any shares of its capital stock;

                  (c) split, combine or reclassify any shares of its capital stock, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock, or purchase, redeem or otherwise acquire any shares of its own capital stock;

                  (d) (i) create, incur or assume any long-term debt or any short-term debt for borrowed money, in excess of $2,000,000 in the aggregate, other than under existing lines of credit; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person; or (iii) make any loans, advances or capital contributions to, or investments in, any other person;

                  (e) sell, transfer, lease, license, pledge, mortgage, or otherwise dispose of, or encumber any assets or properties, real, personal or mixed, that are material, individually or in the aggregate, to the Company;

                  (f) authorize, recommend, propose or announce an intention to authorize, recommend or propose, or enter into any agreement in principle or an agreement with respect to, any merger, consolidation, plan of liquidation or dissolution (other than the Merger), or acquisitions of assets material to the Company;

                  (g) authorize or commit to make capital expenditures other than of the types and in the amounts set forth in the Company's current budget for capital expenditures, a copy of which has been delivered to the Secretary of the DOT, except (1) as previously approved by the Board of Directors and as identified to the Secretary of the DOT prior to the date hereof or otherwise consistent with past practice and (2) for additional capital expenditures in an amount not to exceed 1,000,000, in the aggregate;

                  (h) cancel or take steps intended to cause the cancellation of any material insurance policy naming it as a beneficiary or a loss payee, except in the ordinary and usual course of business;

                  (i) make any change to its accounting methods, principles or practices, except as may be required or permitted by GAAP;

                  (j) maintain the books and records of the Company in a manner not consistent with past business practices; or

                  (k)      agree to do any of the foregoing.

         Section 5.2 Access to Information. (a) From the date of this Agreement until the Effective Time, the Company will give the DOT and B&M and their authorized representatives (including counsel, environmental and other consultants, accountants, auditors and financing sources and their authorized representatives) (the "Representatives"), at their expense upon reasonable notice and in a manner so as not to interfere unduly with the Company's operations, reasonable access during normal business hours to all facilities, personnel and operations and to all books and records of the Company, will permit the DOT and B&M and such authorized representatives to make such inspections at the DOT's expense as they may reasonably require and will cause its officers to furnish the DOT and B&M with such financial and operating data and other information with respect to the business and properties of the Company as the DOT and B&M may from time to time reasonably request (including information regarding litigation matters if such information does not require the disclosure of privileged information or information subject to confidentiality agreements or protective orders); provided, that nothing in this
Section 5.3(a) shall require the Company to take action which would result in a waiver of any attorney-client privilege with respect to any book, record or other information subject to such privilege.

         (b) Each of the DOT and B&M will hold, and will cause the Representatives to hold, in strict confidence all documents and information concerning the Company furnished to the DOT or B&M in connection with the transactions contemplated by this Agreement, and the Company will hold, and will cause its consultants and advisors to hold, in strict confidence all documents and information concerning the DOT or B&M furnished to the Company in connection with the transactions contemplated by this Agreement; provided, however, that in each case any party may disclose any document or information (i) that is already public knowledge prior to such disclosure and (ii) to the extent such disclosure is required by corporate or securities law or legal process, but (to the extent consistent with such law or legal process) only after the disclosing party has given prior written notice of the disclosure to the other parties. The confidentiality obligations set forth herein shall remain in full force and effect regardless of whether the Merger is completed or this Agreement is terminated for any reason.

         (c) All information provided pursuant to this Agreement shall be subject to the existing Confidentiality Agreement between the Company, and the State of North Carolina dated as of October 1, 1996.

         Section 5.3 Proxy Statement; Filings and Other Action. (a) In connection with the Shareholders' Meeting, the Company will commence the preparation of and file a preliminary proxy statement relating to the transactions contemplated by this Agreement (the "Preliminary Proxy Statement") with the SEC and use its reasonable best efforts to respond to the comments of the SEC and to cause the final Proxy Statement to be mailed to the Company's shareholders, all as soon as reasonably practicable. The DOT and the Company, will, if required, jointly prepare and the DOT and the Company will, if required, file with the SEC the Schedule 13E-3 (or any amendment or supplement thereto) that shall be filed together with the Preliminary Proxy Statement. The Company will notify the DOT promptly of the receipt of the comments of the

SEC and of any request by the SEC for amendments or supplements to the Preliminary Proxy Statement or the Schedule 13E-3 (if required) or for additional information from the SEC or members of its staff. The DOT and the Company will cooperate in responding to all comments or requests from the SEC or members of its staff with respect to the Preliminary Proxy Statement, the final Proxy Statement, the Schedule 13E-3, or the Merger. If at any time prior to the Shareholders' Meeting, any event should occur relating to the Company that should be set forth in an amendment of, or a supplement to, the Proxy Statement or the Schedule 13E-3, the Company will promptly inform the DOT. If at any time prior to the Shareholders' Meeting any event should occur relating to the DOT or any of its affiliates or associates that should be set forth in an amendment of, or a supplement to, the Proxy Statement or the Schedule 13E-3, the DOT will promptly notify the Company. Whenever any event occurs that should be set forth in an amendment of' or a supplement to, the Proxy Statement or the Schedule 13E-3, the Company and the DOT will, upon learning of such event, promptly, jointly prepare and the Company will file and mail such amendment or supplement.

         (b) Subject to the terms and conditions herein provided, the Company, the DOT and B&M shall use all commercially reasonable efforts promptly to take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. At the Shareholders' Meeting, the DOT, shall cause all Shares directly or indirectly owned or controlled by it, to be voted in favor of the transactions pursuant to this Agreement.

         (c) The Company shall not settle or compromise any claim with respect to Dissenting Shares prior to the Effective Time without the prior written consent of the DOT (which consent shall not be unreasonably withheld).

         (d) Nothing in this Agreement shall prohibit accurate disclosure by the Company that is required in any SEC document, proxy statement or other filing or otherwise under applicable law with respect to the transactions contemplated hereby.

         Section 5.4 Public Announcements. The DOT and B&M, on the one hand, and the Company, on the other hand, will consult with each other before issuing any press release or otherwise making any public statements with respect to the Merger and shall not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or court order, or which legal counsel advise would be required by prudent disclosure policy, in which case the parties will make reasonable efforts (to the extent consistent with such law or court order) to consult with each other prior to the making of such public statement.

         Section 5.5 Litigation. The Company shall keep the DOT reasonably informed of the status of all pending or subsequently commenced litigation and administrative proceedings involving the Company (the "Litigation"), shall communicate to the DOT the Company's intent to settle any such Litigation and will keep the DOT reasonably apprised of any other significant developments with regard to the Litigation.

         Section 5.6 Expenses. The DOT and B&M, on the one hand, and the Company, on the other hand, shall bear their respective expenses incurred in connection with the contemplated sale of the Company, including without limitation the preparation, execution and performance of this Agreement and the transactions contemplated hereby and all fees and expenses of investment bankers, finders, brokers, agents, representatives, consultants, counsel and accountants, provided that the DOT shall bear one-half of the expense of the filing fees and printing, mailing and solicitation costs of the Proxy Statement.


                                   ARTICLE VI

                  CONDITIONS TO THE OBLIGATIONS OF ALL PARTIES

         The respective obligations of all parties to effect the Merger shall be subject to the fulfillment at or prior to the Closing of each of the following conditions:

         Section 6.1 Shareholder Approval. At the Shareholders' Meeting this Agreement shall have been (i) adopted by the affirmative vote of the holders of a majority of the issued and outstanding Shares and (ii) approved by the affirmative vote of the holders of a majority of the issued and outstanding Shares not owned or controlled by the State of North Carolina or the DOT.

         Section 6.2 No Orders. No United States, or state governmental authority or other agency or commission shall have enacted, issued, promulgated, enforced, or entered any statute, law, rule, regulation, executive order, decree, injunction, or other order (whether temporary, preliminary, or permanent) that is then in effect and has the effect of making the Merger illegal or otherwise preventing or prohibiting the consummation of the Merger and other transactions contemplated hereunder.

         Section 6.3 STB Order. The issuance by the Surface Transportation Board ("STB") of an appropriate order authorizing the merger, if required by law.

                                   ARTICLE VII

                        CONDITIONS TO THE OBLIGATIONS OF
                                 THE DOT AND B&M

         The obligation of the DOT and B&M to effect the Merger and to perform their other obligations to be performed at or subsequent to the Closing shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any one or more of which may be waived by the DOT:

         Section 7.1 Representations and Warranties True. The representations and warranties of the Company contained herein shall be true and correct in all material respects on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such dates, except to the extent any such representation or warranty relates to a date prior to the Closing Date and except for changes permitted or contemplated by this Agreement.

         Section 7.2 Performance. The Company shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         Section 7.3 Certificates. The Company shall have furnished a certificate of its Chief Executive Officer and Chief Financial Officer to evidence compliance with the conditions set forth in Sections 7.1 and 7.2.

         Section 7.4 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against the DOT, B&M or the Company that prohibits or restricts the consummation of the Merger, limits or restricts the operation of the businesses of the Company as they are currently conducted in a manner that would reasonably be expected to result in a Material Adverse Effect, or would otherwise materially restrict the Surviving Corporation's exercise of its rights to own and vote its equity interest in the Company.

                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE COMPANY

         The obligations of the Company under this Agreement to effect the Merger shall be subject to the fulfillment at or prior to the Closing of the following additional conditions, any one or more of which may be waived by the
Company:

         Section 8.1 Representations and Warranties True. The representations and warranties of the DOT and B&M contained herein shall be true and correct in all material respects on the date of this Agreement and at and on the Closing Date as though such representations and warranties were made at and on such dates, except to the extent any such representation or warranty relates to a date prior to the Closing Date and except for changes permitted or contemplated by this Agreement.

         Section 8.2 Performance. Each of the DOT and B&M shall have performed and complied in all material respects with all agreements and obligations required by this Agreement to be performed or complied with by it on or prior to the Closing Date.

         Section 8.3 Certificates. Each of the DOT and B&M shall have furnished a certificate of the Secretary of the DOT and B&M shall have furnished a certificate of its Chief Executive Officer and Chief Financial Officer to evidence compliance with the conditions set forth in Sections 8.1 and 8.2.

         Section 8.4 Certain Proceedings. No writ, order, decree or injunction of a court of competent jurisdiction or governmental entity shall have been entered against the DOT, B&M, or the Company that prohibits or restricts the consummation of the Merger or imposes criminal or material civil penalties or unreimbursed damages by any governmental entity, on the officers or directors of the Company.

                                   ARTICLE IX

                                     CLOSING

         Section 9.1 Time and Place. Subject to the provisions of Articles VI, VII, VIII and X, the closing of the Merger and all related transactions contemplated hereby (the "Closing") shall take place at the offices of Smith Helms Mulliss & Moore, L.L.P., 2800 Two Hannover Square, Raleigh, North Carolina, 27601, as soon as practicable after the day the Merger is adopted and authorized by the shareholders of the Company pursuant to Section 1.4, and all other conditions to the Closing are satisfied or waived, or on such other date or at such other place as the DOT and the Company may mutually agree. The date on which the Closing actually occurs is herein referred to as the "Closing Date."

         Section 9.2 Filings at the Closing. Subject to the provisions of Articles VI, VII, VIII and X hereof, B&M and the Company shall file at the Closing the Articles of Merger and shall cause the Articles of Merger to be recorded in accordance with the applicable provisions of North Carolina Corporate Law and shall take any and all other lawful actions and do any and all other lawful things necessary to cause the Merger to become effective.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

         Section 10.1 Termination. This Agreement may be terminated and abandoned at any time prior to the Effective Time, whether before or after approval by the shareholders of the Company:

                  (a)      by mutual written consent of the DOT and the Company;

                  (b) by the DOT or the Company if, other than due to the willful failure of the party seeking to terminate this Agreement to perform its material obligations hereunder required to be performed at or prior to the Effective Time, the Merger shall not have been consummated on or before May 5, 1998 (the "Outside Date"), which date may be extended by mutual consent of the parties hereto;

                  (c) by the DOT or the Company, if any court of competent jurisdiction in the United States or other governmental body in the United States shall have issued a final order, decree, or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Merger, and such order, decree, ruling or other action shall have become final and nonappealable; or

                  (d) by the DOT or the Company, if a vote of the shareholders of the Company at the Shareholders' Meeting results in the rejection of the adoption or authorization of this Agreement by the shareholders of the Company or if the Company attempts to hold a Shareholders' meeting but fails to obtain a quorum at such meeting.

         Section 10.2 Procedure for Termination. In the event of termination and abandonment of the Merger by the DOT or the Company pursuant to this Article X, written notice thereof shall forthwith be given to the other.

         Section 10.3 Effect of Termination and Abandonment. In the event of termination of this Agreement and abandonment of the Merger pursuant to this Article, no party hereto (or any of its directors or officers) shall have any liability or further obligation to any other party to this Agreement.

                                   ARTICLE XI

                                  MISCELLANEOUS

         Section 11.1 Nonsurvival of Representations, Etc. None of the representations, warranties, covenants and agreements in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time or the termination of this Agreement pursuant to Article X, as the case may be, except that the agreements contained in Section 1.7, Article II and Section
5.6 shall survive the Effective Time and the agreements contained in Sections 5.2(b), 10.3, 11.6, 11.8, 11.10, 11.11 and 11.12 shall survive any termination.

         Section 11.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified or supplemented only by written agreement of the DOT, B&M and the Company at any time prior to the Effective Time with respect to any of the terms contained herein; provided, however, that after this Agreement is adopted by the shareholders of the Company pursuant to
Section 1.4, no such amendment or modification shall reduce the Merger Consideration or change the kind of the Merger Consideration or rights to be received in exchange for or on conversion of all or any of the Shares, or alter or change any of the terms and conditions of the Agreement if such alteration or change would adversely affect the holder of any stock of any of the Constituent Corporations.

         Section 11.3 Waiver of Compliance; Consents. Any failure of the DOT, B&M or the Company to comply with any obligation, covenant, agreement or condition herein may be waived by the Company, on the one hand, or the DOT, and B&M, on the other hand, only by a written instrument signed by the party or parties granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11.3.

         Section 11.4 Investigations. The respective representations and warranties of the DOT and the Company contained herein or in any certificates or other documents delivered prior to or at the Closing shall not be deemed waived or otherwise affected by any investigation made by any party hereto.

         Section 11.5 Reasonable Efforts. Subject to the terms and conditions herein provided and, in the case of the Company, subject to the fiduciary duties of the Board of Directors to the shareholders of the Company, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper and advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement.

         Section 11.6 Notices. All notices and other communications hereunder shall be in writing and shall be delivered personally or mailed by registered or certified mail (return receipt requested), first class postage prepaid, or telecopied with confirmation of receipt, to the parties at the addresses specified below (or at such other address for a party as shall be specified by like notice; provided that notices of a change of address shall be effective only upon receipt thereof). Any such notice shall be effective upon receipt, if personally delivered or telecopied, or three days after mailing, if deposited in the U.S. mail, first class postage prepaid.

(a)      if to the Company, to

         North Carolina Railroad Company
         3200 Atlantic Avenue, Suite 110
         Raleigh, North Carolina 27604
         Attention: Scott M. Saylor

         with copies to

         Kilpatrick Stockton LLP
         4101 Lake Boone Trail, Suite 400
         Raleigh, North Carolina 27607-6519
         Attention: James F. Verdonik

         Womble, Carlyle Sandridge & Rice PLLC
         P. O. Drawer 84
         Winston-Salem, NC 27102
         Attention: Murray Greason

         and

         Mr. P. C. Barwick
         Chairman, Special Committee
         Post Office Box 3557
         131 S. Queen Street
         Kinston, North Carolina 28501

(b)      if to the DOT, or B&M to

         Department of Transportation
         P. O. Box 25201
         Raleigh, North Carolina 27611-5201
         Attention: David D. King

         with a copy to

         Smith Helms Mulliss & Moore, L.L.P.
         214 North Church Street
         Charlotte, North Carolina 28202
         Attention: Larry J. Dagenhart

         Section 11.7 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties (and any such assignment that is not so consented to shall be null and void, ab initio).

         Section 11.8 Governing Law. This Agreement shall be governed by the laws of the State of North Carolina (regardless of the laws that might otherwise govern under applicable North Carolina principles of conflicts of law) as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies.

         Section 11.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 11.10 Severability. In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect against a party hereto, such invalidity, illegality or unenforceability shall only apply as to such party in the specific jurisdiction where such judgment shall be made, and the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby, except that this Agreement shall not be reformed in any way that will deny to any party the essential benefits of this Agreement, unless such party waives in writing its rights to such benefits.

         Section 11.11 Parties in Interest. Nothing in this Agreement, express or implied, other than the right to receive the consideration payable in the Merger pursuant to Article II hereof, is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement.

         Section 11.12 Interpretation. The article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         Section 11.13 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements and understandings, written and oral, among the parties with respect to such subject matter. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein and therein.

         IN WITNESS WHEREOF, the DOT, B&M and the Company have caused this Agreement to be signed by their respective duly authorized officers or representatives as of the date first above written.

                                            NORTH CAROLINA RAILROAD COMPANY


                                            By: R. Samuel Hunt, III
                                               --------------------------------
                                                President

                                            NORTH CAROLINA DEPARTMENT OF
                                            TRANSPORTATION


                                            By: Garland B. Garrett, Jr.
                                               --------------------------------
                                                Secretary of Transportation


                                            BEAUFORT AND MOREHEAD RAILROAD
                                            COMPANY


                                            By: Garland B. Garrett, Jr.
                                               --------------------------------
                                                President
                                     20